            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER-- Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

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                                    GIVE THE
FOR THIS TYPE OF ACCOUNT:           SOCIAL SECURITY
                                    NUMBER OF--
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1. An individual's account          The individual
2. Two or more individuals          The actual owner of the account or, if
   (joint account)                  combined funds, the first individual on the
                                    account(1)
3. Husband and wife (joint          The actual owner of the account or, if
   account)                         joint funds, either person(1)
4. Custodian account of a           The minor(2)
   minor (Uniform Gift to
   Minors Act)
5. Adult and minor (joint           The adult or, if the minor is the only
   account)                         contributor, the minor(1)
6. Account in the name of           The ward, minor or incompetent person(3)
   guardian or committee for a
   designated ward, minor or
   incompetent person(3)
7. a. The usual revocable           The grantor-trustee(1)
      savings trust account
      (grantor is also
      trustee)
   b. So-called trust account       The actual owner(1)
      that is not a legal or
      valid trust under State law

8. Sole proprietorship account      The owner(4)

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                                    GIVE THE EMPLOYER
FOR THIS TYPE OF ACCOUNT:           IDENTIFICATION
                                    NUMBER OF --
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9.  A valid trust, estate, or       The legal entity (Do not furnish the
    pension trust                   identifying number of the personal
                                    representative or trustee unless the legal
                                    entity itself is not designated in the
                                    account title.)(5)
10. Corporate account               The corporation
11. Religious, charitable, or       The organization
    educational organization
12. Partnership account held        The partnership
    in the name of the business
13. Association, club, or           The organization
    other tax-exempt
    organization
14. A broker or registered          The broker or nominee
    nominee
15. Account with the                The public entity
    Department of Agriculture
    in the name of a public
    entity (such as a State or
    local government, school
    district or prison) that
    receives agricultural
    program payments
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(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) Show your individual name. You may also enter your business name. You may use your Social Security number or employee identification number.
(5) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER OF SUBSTITUTE FORM W-9
                                    Page 2

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Obtaining a Number
If you don't have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number (for business and all other entities), at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

Payees Exempt from Backup Withholding
Payees specifically exempted from backup withholding on ALL payments include the following:
  . A corporation.
  . A financial institution.
  . An organization exempt from tax under section 501(a) of the Internal Reve-nue Code of 1986, as amended (the "Code"), or an individual retirement plan.
  . The United States or any agency or instrumentality thereof.
  . A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
  . A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
  . An international organization or any agency, or instrumentality thereof.
  . A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.
  . A real estate investment trust.
  . A common trust fund operated by a bank under section 584(a)
  . An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).
  . An entity registered at all times under the Investment Company Act of
    1940.
  . A foreign central bank of issue.
  . A futures commission merchant registered with the Commodity Futures Trad-
    ing Commission
 Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
  . Payments to nonresident aliens subject to withholding under section 1441. . Payments to partnerships not engaged in a trade or business in the U.S.
    and which have at least one nonresident partner.
  . Payments of patronage dividends where the amount received is not paid in money.
  . Payments made by certain foreign organizations.
  . Payments made to an appropriate nominee.
  . Section 404(k) payments made by ESOP.
 Payments of interest not generally subject to backup withholding include the following:
  . Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not pro-vided your correct taxpayer identification number to the payer.
  . Payments of tax-exempt interest (including exempt-interest dividends under section 852 of the Code).
  . Payments described in section 6049(b)(5) to nonresident aliens.
  . Payments on tax-free covenant bonds under section 1451.
  . Payments made by certain foreign organizations.
  . Payments of mortgage interest to you.
  . Payments made to an appropriate nominee.
Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM. IF YOU ARE A NONRESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH PAYER A COMPLETED INTERNAL REVENUE FORM W-8 (CERTIFICATE OF FOREIGN STATUS).
Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup with-holding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.
Privacy Act Notice.--Section 6109 requires most recipients of dividend, inter-est, or other payments to give correct taxpayer identification numbers to pay-ers who must report the payments to IRS. IRS uses the numbers for identifica-tion purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties
(1) Penalty for Failure to Furnish Taxpayer Identification Number.--If you fail to furnish your taxpayer identification number to a payer, you are sub-ject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) Failure to Report Certain Dividend and Interest Payments.--If you fail to include any portion of an includible payment for interest, dividends, or pat-ronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 20% on any portion of an underpayment attributable to that failure unless there is clear and convincing evidence to the contrary.
(3) Civil Penalty for False Information With Respect to Withholding.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
(4) Criminal Penalty for Falsifying Information.--Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or im-prisonment.
FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.